Exhibit 10.9
NETEZZA CORPORATION
Director Restricted Stock Agreement
     This Director Restricted Stock Agreement is made between Netezza Corporation (the “Company”) and                      (the “Recipient”) as of                      ___, 20___(the “Grant Date”).
     1. Grant of Restricted Shares.
          (a) In consideration of the Recipient’s service as a director of the Company, the Company is granting to the Recipient, as of the Grant Date,                      shares of restricted common stock of the Company (the “Restricted Shares”). The Restricted Shares are being granted pursuant to the provisions of the Company’s 2007 Stock Incentive Plan (the “Plan”) and are subject to the terms and conditions contained in this Restricted Stock Agreement, including the forfeiture provisions set forth in Section 3 of this Agreement, the deferred delivery provisions set forth in Section 4 of this Agreement, and the restrictions on transfer set forth in Section 5 of this Agreement.
          (b) As promptly as practicable following the Grant Date, the Company shall issue one or more certificates in the name of the Recipient for the Restricted Shares. Such certificate(s) shall be held on behalf of the Recipient by the Secretary of the Company until the Delivery Date (as defined in Section 4 below). The Secretary shall hold such certificate(s) in accordance with the terms of the Joint Escrow Instructions in the form attached to this Agreement as Exhibit A, which shall be executed by the Company, the Recipient and the Secretary as escrow agent upon the execution of this Agreement (the “Joint Escrow Instructions”). In connection with the execution of the Joint Escrow Instructions, the Recipient shall deliver to the escrow agent a stock assignment duly endorsed in blank.
     2. Vesting. The Restricted Shares shall vest upon the earlier of (a) the first anniversary of the Grant Date and (b) immediately prior to an Acquisition (as defined below) of the Company. For purposes of this Agreement, the term “Acquisition” shall mean (i) any merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (A) and (B) above, any such merger or consolidation involving the Company or a subsidiary in which the outstanding capital stock of the Company immediately prior to such merger or consolidation is converted into or continues to represent, immediately following such merger or consolidation, at least 51% by voting power of the capital stock of (I) the surviving or resulting corporation or (II) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation) or (ii) the sale or transfer, in a single transaction or series of related transactions, of outstanding capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (iii) the sale of all or substantially all of the assets of the Company; provided that such Acquisition event also constitutes a “change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation,” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”).
     3. Forfeiture of Unvested Restricted Shares Upon Termination of Director Service. In the event that the Recipient ceases to serve as a director of the Company for any reason or no reason prior to the vesting of the Restricted Shares, the Restricted Shares shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of director service. For purposes of clarification, if the cessation of the Recipient’s service as a director of the Company occurs in connection with the closing of an Acquisition, the Restricted Shares shall be deemed to vest immediately prior to such cessation of service and shall not be forfeited. The Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company. The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited.
     4. Distribution of Shares; Deferral of Delivery. The Secretary shall deliver to the Recipient a certificate representing the vested Restricted Shares upon the earlier of (a) such time as the Recipient ceases to serve as a director of the Company provided that such cessation constitutes a “separation from service” as defined in Section 409A and (b) an Acquisition of the Company (the first of such events, the “Delivery Date”). Notwithstanding any provision of this Agreement or the Plan to the contrary, (x) neither the Company nor the Recipient may accelerate or defer the delivery of the Restricted Shares and (y) in the event that the Recipient is a “specified employee” within the meaning of Section 409A upon his or her “separation from service”, then the Delivery Date shall be delayed until the date that is six months and one day after the separation from service.
     5. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until the Delivery Date. The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.
     6. Restrictive Legends. Prior to the Delivery Date, all certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under applicable law:
     “These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

     7. Rights as a Shareholder. Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, any rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided, however, that if any dividends or distributions are paid or made with respect to Restricted Shares (including cash dividends, or dividends or distributions consisting of shares of capital stock or other property), such dividends or distributions will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Any dividends shall be delivered to the escrow agent designated in the Joint Escrow Instructions at the time such amounts are paid to stockholders generally. Any dividends so delivered to the escrow agent shall be held in escrow for distribution to the Recipient in accordance with the terms of the Joint Escrow Instructions.
     8. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.
     9. Acknowledgments. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the issuance of the Restricted Shares and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the issuance, vesting, delivery and/or disposition of the Restricted Shares. The Recipient acknowledges that he or she has decided not to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Shares.
     10. Miscellaneous.
          (a) Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Recipient.
          (b) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

NETEZZA CORPORATION

By:
Name: Patrick J. Scannell, Jr.
Title: Sr. Vice President & CFO

Accepted and Agreed:

Exhibit A
Netezza Corporation
Joint Escrow Instructions
                     ___, 20___
Corey C. DuFresne
Secretary
Netezza Corporation
26 Forest St.
Marlborough, MA 01752
Dear Sir:
     As Escrow Agent for Netezza Corporation, a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:
     1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Restricted Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Restricted Shares. For purposes of these Joint Escrow Instructions, “Restricted Shares” shall be deemed to include any additional or substitute property, including, without limitation, any dividends (including ordinary cash dividends) and distributions with respect to such Restricted Shares. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Restricted Shares all documents necessary or appropriate to make such Restricted Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Restricted Shares are held by you.
     2. Forfeiture. Upon any forfeiture of the Restricted Shares to the Company pursuant to the Agreement, the Company shall give to you a written notice of such forfeiture. Upon receipt of such notice, you are directed to date the stock assignment form or forms necessary for the transfer of the Restricted Shares to the Company, and to deliver the same, together with the certificate(s) evidencing the Restricted Shares, to the Company.
     3. Delivery. The Company shall give you prompt written notice of the occurrence of a Delivery Date (as defined in the Agreement). Promptly following the Delivery Date, and in any event within 30 days thereof, you shall deliver to Holder the certificate(s) representing the Restricted Shares and any such additional or substitute property constituting the Restricted Shares hereunder. Holder shall have no right to withdraw from this escrow any Restricted Shares until the Delivery Date.

     4. Duties of Escrow Agent.
          (a) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto. You may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
          (b) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
          (c) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.
          (d) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.
          (e) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 2(c) above), for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.
     5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

Very truly yours,

Netezza Corporation

By: Patrick J. Scannell, Jr.

Title: Sr. Vice President & CFO

HOLDER:

(Signature)

Print Name

Address:

Date Signed:

ESCROW AGENT:
Corey C. DuFresne